UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MASIMO CORPORATION

(Name of Registrant as Specified In Its Charter)

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On May 31, 2024, Masimo Corporation issued the following press release:

Masimo Announces Nomination of Independent Candidate to the Board of Directors

Experienced Medical Device Executive Christopher Chavez to Stand for Election at 2024 Annual Meeting

Company Extends Third Settlement Offer to Politan; Politan Again Rejects Offer

IRVINE, Calif. – May 31, 2024 – Masimo (NASDAQ: MASI) announced today that its Board of Directors has nominated Christopher Chavez for election as a Class II Director at the Company’s 2024 Annual Meeting of Stockholders. Following Rolf Classon’s unexpected resignation from the Board on May 10, 2024, due to health issues, members of the Board contacted and considered several candidates with skills and experiences that would enhance the Board’s slate. Mr. Chavez brings more than 30 years of leadership experience in the medical device industry, including two past appointments as a public company CEO and many years as an independent public company director.

Craig Reynolds, Masimo’s Lead Independent Director and Chair of the Nominating, Compliance and Corporate Governance Committee, said, “We’re pleased to announce Chris’s nomination. With his successful track record as a former CEO at two medical technology companies, the industry expertise he demonstrated in his role as the Chair of the Medical Device Manufacturers Association and his experience as an independent public company director, Mr. Chavez would add valuable strategic, operational and transactional expertise to the Masimo Board.”

“I am excited about the prospect of joining Masimo’s Board and helping the Company continue on its growth trajectory,” said Mr. Chavez. “I look forward to working with the entire Board to help Masimo reach its full potential.”

Separately, the Company extended its third settlement offer to Politan Capital Management, proposing that Mr. Chavez and Politan nominee William Jellison be added to the Board. The expansion of the Board to seven members, six of whom are independent, would avoid concerns of potential deadlock on the Board. Politan rejected the offer.

Mr. Chavez was most recently Chairman, Chief Executive Officer and President of TriVascular, Inc., where, over the course of four years, he led the company’s commercialization of an innovative abdominal aortic stent graft system, including achieving FDA premarket approval, and successfully negotiated the merger of TriVascular into Endologix, Inc. in 2016.

Prior to TriVascular, Mr. Chavez served as CEO and President of Advanced Neuromodulation Systems, Inc. (ANSI), where he led the company’s growth from a $50 million market capitalization in 1997 to $1.4 billion in 2005, when he negotiated the sale of ANSI to St. Jude Medical. Following the acquisition, Mr. Chavez served as President of St. Jude Medical’s Neuromodulation Division until 2011.

Prior to ANSI, Mr. Chavez spent 15 years at Johnson & Johnson, most recently as Vice President and General Manager of the Worldwide Infection Prevention Business.

In addition to his board service at ANSI and TriVascular, Mr. Chavez previously served as an independent director at Endologix, Nuvectra Corp. and Advanced Medical Optics Inc., which was acquired by Abbott Laboratories in 2009. He also served as Chair of the Medical Device Manufacturers Association and Chairman of the Dallas/Fort Worth Health Industry Council. Mr. Chavez received his MBA from the Harvard Business School and holds a bachelor’s degree in accounting from New Mexico State University.

Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo and the potential stockholder approval of the Board’s nominees. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding a potential separation of Masimo’s Consumer Business, (ii) uncertainties regarding future actions that may be taken by Politan in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (iii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iv) factors discussed in the “Risk Factors” section of Masimo’s most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

The Company has filed a preliminary proxy statement and draft form of GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024 Annual Meeting. The proxy statement is in preliminary form and the Company intends to file and mail a definitive proxy statement to its stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING GOLD PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 under the heading “Security Ownership of Certain Beneficial Owners and Management”, filed with the SEC on April 29, 2024, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000093755624000027/masi-20231230.htm and in the Company’s preliminary proxy statement for the 2024 Annual Meeting, which was filed with the SEC on May 31, 2024, and will be included in the Company’s definitive proxy statement for the 2024 Annual Meeting, once available. Changes to the direct or indirect interests of Masimo’s securities by directors and executive officers are set forth in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on April 30, 2024 and May 3, 2024, which can be found through the SEC’s website at https://www.sec.gov/Archives/edgar/data/937556/000093755624000030/xslF345X05/wk-form4_1714522261.xml and https://www.sec.gov/Archives/edgar/data/937556/000093755624000032/xslF345X05/wk-form4_1714772837.xml, respectively. More detailed and updated information regarding the identity of these potential participants, and their direct or indirect interests of the Company, by security holdings or otherwise, will be set forth in the proxy statement for the 2024 Annual Meeting and other materials to be filed with the SEC. These documents, when filed, can be obtained free of charge from the sources indicated above.

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Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com

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